Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of a statement on Schedule 13G or any amendment thereto with respect to the ordinary shares beneficially owned by each of them of Agriculture & Natural Solutions Acquisition Corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G or any amendment thereto.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of February, 2024.

AGRICULTURE & NATURAL SOLUTIONS ACQUISITION SPONSOR LLC

By:	/s/ Thomas Smith
Name:	Thomas Smith
Title:	Authorized Person

AGRICULTURE & NATURAL SOLUTIONS ACQUISITION SPONSOR HOLDINGS V, LLC

By:	/s/ Thomas Smith
Name:	Thomas Smith
Title:	Authorized Person

AGRICULTURE & NATURAL SOLUTIONS ACQUISITION SPONSOR MANAGER V, LLC

By:	/s/ Thomas Smith
Name:	Thomas Smith
Title:	Authorized Person

RIVERSTONE HOLDINGS LLC

By:	/s/ Thomas Smith
Name:	Thomas Smith
Title:	Authorized Person

/s/ Thomas Smith, attorney-in-fact
David M. Leuschen

/s/ Thomas Smith, attorney-in-fact
Pierre F. Lapeyre, Jr.